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[ING LOGO]

                                                                       (d)(1)(i)

January 19, 2006

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Modic:

     Pursuant to the Amended and Restated Management Agreement dated August 2, 2005, between ING Variable Insurance Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING GET U.S. Core Portfolio - Series 13, effective June 22, 2006, ING GET U.S. Core Portfolio - Series 14, effective December 21, 2006, two newly established series of ING Variable Insurance Trust (the "Portfolios"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fees indicated for the Portfolios, is attached hereto.

     AMENDED SCHEDULE A has also been updated to reflect the removal of ING GET U.S. Opportunity Portfolio - Series 1 and ING GET U.S. Opportunity Portfolio - Series 2 as these funds were recently dissolved.

     Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Portfolios.

                                             Very sincerely,

                                             /s/ Robert S. Naka
                                             ---------------------

                                             Robert S. Naka
                                             Senior Vice President
                                             ING Variable Insurance Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By: /s/ Todd Modic
    ----------------
    Todd Modic
    Senior Vice President



7337 E. Doubletree Ranch Rd.   Tel: 480-477-3000    ING Variable Insurance Trust
Scottsdale, AZ 85258-2034      Fax: 480-477-2700
                               www.ingfunds.com

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                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

                                     BETWEEN

                          ING VARIABLE INSURANCE TRUST

                                       AND

                              ING INVESTMENTS, LLC

                                                   ANNUAL INVESTMENT MANAGEMENT FEE
NAME OF SERIES                                     --------------------------------
--------------                               (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio - Series 1                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 2                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 3                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 4                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 5                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 6                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 7                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 8                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 9                   0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 10                  0.25% Offering Period
                                                         0.60% Guarantee Period

                                                   ANNUAL INVESTMENT MANAGEMENT FEE
NAME OF SERIES                                     --------------------------------
--------------                               (as a percentage of average daily net assets)
ING GET U.S. Core Portfolio - Series 11                  0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 12                  0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 13                  0.25% Offering Period
                                                         0.60% Guarantee Period

ING GET U.S. Core Portfolio - Series 14                  0.25% Offering Period
                                                         0.60% Guarantee Period

ING VP Global Equity Dividend Portfolio                          1.00%